Exhibit 99.1

NEWS RELEASE Dawson Geophysical Company 508 W. Wall, Suite 800 Midland, TX 79701

Company contact:

Tony Clark, CEO and President
Ian Shaw, Chief Financial Officer
(800) 332-9766
www.dawson3d.com

DAWSON GEOPHYSICAL REPORTS

THIRD QUARTER 2025 RESULTS

MIDLAND, Texas, November 12, 2025/PR Newswire/Dawson Geophysical Company (NASDAQ: DWSN) (the “Company”) today reported unaudited financial results for its third quarter ended September 30, 2025.

Management Comment

Tony Clark, Dawson’s President and CEO, commented, “We received our first delivery of our new single node channels in mid-August and immediately deployed the new equipment on a small channel crew with promising results. Due to the high demand from our customers for this equipment, we have accelerated our delivery timeline and received two additional equipment deliveries, at the end of September and October. We expect that the increase in our channel count will allow us to continue to improve our top-line results as we continue to utilize our legacy equipment and deploy our new equipment. Currently we have over 180,000 channels of legacy and new equipment available to service the industry, and we are increasing our efforts on passive seismic monitoring with positive activity.

Our Canadian segment acquired several passive monitoring surveys in the third quarter while preparing for a robust winter season. We are incorporating the new single node channels in this market, with positive feedback from our customers.

Overall, we saw the potential that this new equipment can have in terms of our competitive position in the market, and our financial results. We expect to capitalize on that potential with our first large channel crew deployment of the single node channels in the fourth quarter.”

Third Quarter and Year-to-Date Results

For the third quarter ended September 30, 2025, the Company reported fee revenues of $14.9 million, an increase of 220% compared to $4.7 million for the comparable quarter ended September 30, 2024. Total revenue included reimbursable revenue of $7.8 million and $9.8 million for the quarters ended September 30, 2025, and September 30, 2024, respectively. Gross margin1 for the quarter ended September 30, 2025, was 15% compared to negative 37% for the comparable quarter ended September 30, 2024, due to the increase in fee revenue and improved efficiencies in our operations.

We incurred a net loss of $1.2 million or $0.04 per common share compared to a net loss of $5.6 million or $0.18 per common share for the quarter ended September 30, 2024. During the quarter ended September 30, 2025, we generated EBITDA of $0.2 million, compared to negative EBITDA of $4.3 million in the quarter ended September 30, 2024.

Year-to-date, we incurred a net loss of $2.5 million or $0.08 per common share in 2025 compared to a net loss of $3.3 million or $0.11 per common share in 2024. We generated EBITDA of $1.4 million in the nine months ended September 30, 2025, compared to EBITDA of $0.9 million in the nine months ended September 30, 2024.

1Defined as fee revenues less fee operating expenses, divided by fee revenues

Operations Update

In the United States, we continued to operate one large channel crew throughout the third quarter utilizing our legacy channels. That crew is scheduled to complete that job in mid-November and immediately start another large channel job, utilizing the new single node channels, scheduled to end in April. Our seasonal operations in Canada resumed in October, and we expect them to ramp up into another successful season. We have multiple small channel crew jobs contracted in the fourth quarter in the United States and Canada and expect our revenue to continue to increase quarter-over-quarter.

Capital Budget and Liquidity

Year-to-date, we have generated $11.9 million in cash flows from our operations, and increased our cash balance to $5.1 million at September 30, 2025, compared to $1.4 million at December 31, 2024. In October 2025, we entered into a revolving credit facility with a maximum lender commitment amount of $5 million. We believe that our cash on hand, operating cash flows and cash available under our revolving credit facility are sufficient to fund our cash flow requirements as well as our debt obligations.

About Dawson

Dawson Geophysical Company is a leading provider of North American onshore seismic data acquisition services with operations throughout the continental United States and Canada. Dawson acquires and processes 2-D, 3-D and multi-component seismic data solely for its clients, ranging from major oil and gas companies to independent oil and gas operators, as well as providers of multi-client data libraries. Carbon Capture Utilization and Storage (“CCUS”) seismic monitoring continues to grow and be an intricate part of our business.  Dawson has acquired several CCUS base surveys and plan to acquire more in the future.

Non-GAAP Financial Measures

In an effort to provide investors with additional information regarding the Company’s preliminary and unaudited results as determined by generally accepted accounting principles (“GAAP”), the Company has included in this press release information about the Company’s EBITDA, a non-GAAP financial measure as defined by Regulation G promulgated by the U.S. Securities and Exchange Commission. The Company defines EBITDA as net income (loss) plus interest expense, interest income, income taxes, depreciation and amortization expense. The Company uses EBITDA, further adjusted for other unusual items (Adjusted EBITDA), when applicable, as a supplemental financial measure to assess:

•	the financial performance of its assets without regard to financing methods, capital structures, taxes or historical cost basis;

•	our operating performance over time in relation to other companies that own similar assets and that we believe calculate EBITDA in a similar manner; and

•	the ability of the Company’s assets to generate cash sufficient for the Company to pay potential interest costs.

The Company also understands that such data are used by investors to assess our performance. However, the term EBITDA is not defined under generally accepted accounting principles (“GAAP”), and EBITDA is not a measure of operating income or operating performance presented in accordance with GAAP. When assessing the Company’s operating performance, investors and others should not consider this data in isolation or as a substitute for net income (loss), cash flow from operating activities or other cash flow data calculated in accordance with GAAP. In addition, the Company’s EBITDA may not be comparable to EBITDA or similarly titled measures utilized by other companies since other companies may not calculate EBITDA in the same manner as the Company. Further, the results presented by EBITDA cannot be achieved without incurring the costs that the measure excludes: interest, taxes, depreciation and amortization, and other unusual items. For the three and nine months ended September 30, 2025, and 2024, there were no unusual items and therefore Adjusted EBITDA and EBITDA were equal, and only EBITDA is presented in the tables following the text of this press release.

Forward-Looking Statements

In accordance with the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995, the Company cautions that statements in this press release which are forward-looking and which provide other than historical information involve risks and uncertainties that may materially affect the Company’s actual results of operations. Forward-looking statements generally relate to future events or the Company’s future financial or operating performance and may be identified by words such as “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” or similar words.  Such statements include, but are not limited to, statements about the Company’s future financial or operating performance, statements of the Company’s position in the marketplace; statements about the Company’s growth potential and strategies for growth;  statements about the Company’s ability to realize the benefits expected from the new single node channels; and any indication that the Company may be able to sustain or increase its sales, earnings or earnings per share, or its sales, earnings or earnings per share growth rates. Such forward-looking statements are based on the beliefs of management as well as assumptions made by and information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors. These risks include, but are not limited to, the Company’s status as a controlled public company, which exempts the Company from certain corporate governance requirements; the limited market for the Company’s shares, which could result in the delisting of the Company’s shares from Nasdaq and the Company no longer being required to make filings with the U.S. Securities and Exchange Commission (the “SEC”); the impact of general economic, industry, market or political conditions; dependence upon energy industry spending; changes in exploration and production spending by our customers and changes in the level of oil and natural gas exploration and development; the results of operations and financial condition of our customers, particularly during extended periods of low prices for crude oil and natural gas; the volatility of oil and natural gas prices; changes in economic conditions; surplus in the supply of oil and the ability of the Organization of the Petroleum Exporting Countries and its allies, collectively known as OPEC+ to agree on and comply with supply limitations; the duration and magnitude of the unprecedented disruption in the oil and gas industry currently resulting from the impact of the foregoing factors, which is negatively impacting our business; the potential for contract delays; reductions or cancellations of service contracts; limited number of customers; credit risk related to our customers; reduced utilization; high fixed costs of operations and high capital requirements; industry competition; external factors affecting the Company’s crews such as weather interruptions and inability to obtain land access rights of way; whether the Company enters into turnkey or day rate contracts; crew productivity;  risks that the Company’s cash reserves, liquidity or capital resources may be insufficient;  risks related to our indebtedness and compliance with covenants contained in our revolving credit facility; the Company’s ability to execute its business strategies and plans for growth; the failure to operationalize the new single node channels in a timely manner or at all; disruptions in the global economy, including export controls and financial and economic sanctions imposed on certain industry sectors and parties as a result of the developments in Ukraine and related activities, and whether or not a future transaction or other action occurs that causes the Company to be delisted from Nasdaq and no longer be required to make filings with the SEC. A discussion of these and other factors, including risks and uncertainties, is set forth in the Company’s Annual Report on Form 10-K that was filed with the SEC on April 2, 2025. The Company disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events or otherwise.

DAWSON GEOPHYSICAL COMPANY

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(unaudited and amounts in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Operating revenues:
Fee Revenue	$14,942	$4,663	$38,936	$39,727
Reimbursable Revenue	7,804	9,758	9,739	18,790
	22,746	14,421	48,675	58,517
Operating costs:
Operating expenses
Fee operating expenses	12,655	6,393	31,216	31,712
Reimbursable operating expenses	7,804	9,758	9,739	18,790
Total operating expenses	20,459	16,151	40,955	50,502
General and administrative	2,110	2,630	6,435	7,347
Depreciation and amortization	1,349	1,388	3,794	4,383
	23,918	20,169	51,184	62,232

Loss from operations	(1,172)	(5,748)	(2,509)	(3,715)

Other income (expense):
Interest income	59	72	98	290
Interest expense	(71)	(35)	(205)	(120)
Other income (expense), net	41	59	112	264

Loss before income tax	(1,143)	(5,652)	(2,504)	(3,281)

Income tax (expense) benefit	(10)	35	(6)	(36)

Net loss	(1,153)	(5,617)	(2,510)	(3,317)

Other comprehensive income (loss):
Net unrealized (loss) income on foreign exchange rate translation	(71)	29	376	(241)

Comprehensive loss	$(1,224)	$(5,588)	$(2,134)	$(3,558)

Basic loss per share of common stock	$(0.04)	$(0.18)	$(0.08)	$(0.11)

Diluted loss per share of common stock	$(0.04)	$(0.18)	$(0.08)	$(0.11)

Weighted average equivalent common shares outstanding	31,047,801	30,906,777	31,006,304	30,845,076

Weighted average equivalent common shares outstanding - assuming dilution	31,047,801	30,906,777	31,006,304	30,845,076

DAWSON GEOPHYSICAL COMPANY

CONSOLIDATED BALANCE SHEETS

(unaudited and amounts in thousands, except share data)

	September 30,	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$5,081	$1,385
Accounts receivable, net	2,171	9,970
Prepaid expenses and other current assets	5,934	3,186
Total current assets	13,186	14,541

Property and equipment	250,374	238,064
Less accumulated depreciation	(226,553)	(225,085)
Property and equipment, net	23,821	12,979

Operating lease right-of-use assets	3,209	3,002

Intangibles, net	359	348

Total assets	$40,575	$30,870

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$5,698	$3,381
Accrued liabilities:
Payroll costs and other taxes	1,403	2,014
Other	1,052	830
Deferred revenue	3,709	1,570
Current maturities of notes payable and finance leases	3,598	1,010
Current maturities of operating lease liabilities	1,075	1,125
Total current liabilities	16,535	9,930

Long-term liabilities:
Notes payable and finance leases, net of current maturities	6,545	1,512
Operating lease liabilities, net of current maturities	2,290	2,131
Deferred tax liabilities, net	16	16
Total long-term liabilities	8,851	3,659

Commitments and contingencies	—	—

Stockholders’ equity:
Preferred stock-par value $1.00 per share; 4,000,000 shares authorized, none outstanding	—	—
Common stock-par value $0.01 per share; 35,000,000 shares authorized,
31,047,801 and 30,983,437 shares issued and outstanding at September 30, 2025
and December 31, 2024, respectively	310	310
Additional paid-in capital	157,115	157,073
Accumulated deficit	(140,129)	(137,619)
Accumulated other comprehensive loss, net	(2,107)	(2,483)
Total stockholders’ equity	15,189	17,281

Total liabilities and stockholders’ equity	$40,575	$30,870

Reconciliation of EBITDA to Net Income (Loss)

(amounts in thousands)

	Three Months Ended September 30,
	2025 US	2025 CA	2025 Consol.	2024 US	2024 CA	2024 Consol.
Net income (loss)	$60	$(1,213)	$(1,153)	$(4,423)	$(1,194)	$(5,617)
Depreciation and amortization	1,160	189	1,349	1,144	244	1,388
Interest expense (income), net	11	1	12	(34)	(3)	(37)
Income tax expense (benefit)	10	—	10	(35)	—	(35)
EBITDA	$1,241	$(1,023)	$218	$(3,348)	$(953)	$(4,301)

	Nine Months Ended September 30,
	2025 US	2025 CA	2025 Consol.	2024 US	2024 CA	2024 Consol.
Net (loss) income	$(5,783)	$3,273	$(2,510)	$(4,552)	$1,235	$(3,317)
Depreciation and amortization	3,218	576	3,794	3,611	772	4,383
Interest expense (income), net	94	13	107	(157)	(13)	(170)
Income tax expense	6	—	6	36	—	36
EBITDA	$(2,465)	$3,862	$1,397	$(1,062)	$1,994	$932

Reconciliation of EBITDA to Net Cash (Used in) Provided By Operating Activities

(amounts in thousands)

	Three Months Ended September 30,
	2025 US	2025 CA	2025 Consol.	2024 US	2024 CA	2024 Consol.
Net cash used in operating activities	$(4,042)	$(694)	$(4,736)	$(3,331)	$(900)	$(4,231)
Changes in working capital and other items	5,459	(271)	5,188	252	(2)	250
Non-cash adjustments to net income (loss)	(176)	(58)	(234)	(269)	(51)	(320)
EBITDA	$1,241	$(1,023)	$218	$(3,348)	$(953)	$(4,301)

	Nine Months Ended September 30,
	2025 US	2025 CA	2025 Consol.	2024 US	2024 CA	2024 Consol.
Net cash provided by (used in) operating activities	$4,244	$7,647	$11,891	$(33)	$3,592	$3,559
Changes in working capital and other items	(5,877)	(3,615)	(9,492)	(26)	(1,446)	(1,472)
Non-cash adjustments to net (loss) income	(832)	(170)	(1,002)	(1,003)	(152)	(1,155)
EBITDA	$(2,465)	$3,862	$1,397	$(1,062)	$1,994	$932

Statements of Operations by operating segment for the three and nine months ended September 30, 2025.

	Three Months Ended September 30, 2025			Nine Months Ended September 30, 2025
	USA Operations	Canada Operations	Consolidated	USA Operations	Canada Operations	Consolidated
Operating revenues
Fee revenue	$14,776	$166	$14,942	$25,906	$13,030	$38,936
Reimbursable revenue	7,803	1	7,804	9,489	250	9,739
	22,579	167	22,746	35,395	13,280	48,675

Operating costs:
Fee operating expenses	11,729	926	12,655	23,086	8,130	31,216
Reimbursable operating expenses	7,803	1	7,804	9,489	250	9,739
Operating expenses	19,532	927	20,459	32,575	8,380	40,955
General and administrative	1,839	271	2,110	5,392	1,043	6,435
Depreciation and amortization	1,160	189	1,349	3,218	576	3,794
	22,531	1,387	23,918	41,185	9,999	51,184

Income (loss) from operations	48	(1,220)	(1,172)	(5,790)	3,281	(2,509)

Other income (expense):
Interest income	49	10	59	75	23	98
Interest expense	(60)	(11)	(71)	(169)	(36)	(205)
Other income (expense), net	33	8	41	107	5	112
Income (loss) before income tax	70	(1,213)	(1,143)	(5,777)	3,273	(2,504)
Income tax expense	(10)	—	(10)	(6)	—	(6)
Net income (loss)	$60	$(1,213)	$(1,153)	$(5,783)	$3,273	$(2,510)
Other Comprehensive income (loss):
Net unrealized (loss) income on foreign exchange rate translation	-	(71)	(71)	-	376	376
Comprehensive income (loss)	$60	$(1,284)	$(1,224)	$(5,783)	$3,649	$(2,134)

EBITDA	$1,241	$(1,023)	$218	$(2,465)	$3,862	$1,397

Statements of Operations by operating segment for the three and nine months ended September 30, 2024.

	Three Months Ended September 30, 2024			Nine Months Ended September 30, 2024
	USA Operations	Canada Operations	Consolidated	USA Operations	Canada Operations	Consolidated
Operating revenues
Fee revenue	$4,652	$11	$4,663	$31,260	$8,467	$39,727
Reimbursable revenue	9,758	—	9,758	18,753	37	18,790
	14,410	11	14,421	50,013	8,504	58,517

Operating costs:
Fee operating expenses	5,652	741	6,393	26,193	5,519	31,712
Reimbursable operating expenses	9,758	—	9,758	18,753	37	18,790
Operating expenses	15,410	741	16,151	44,946	5,556	50,502
General and administrative	2,405	225	2,630	6,416	931	7,347
Depreciation and amortization	1,144	244	1,388	3,611	772	4,383
	18,959	1,210	20,169	54,973	7,259	62,232

(Loss) income from operations	(4,549)	(1,199)	(5,748)	(4,960)	1,245	(3,715)

Other income (expense):
Interest income	58	14	72	246	44	290
Interest expense	(24)	(11)	(35)	(89)	(31)	(120)
Other income (expense), net	57	2	59	287	(23)	264
(Loss) income before income tax	(4,458)	(1,194)	(5,652)	(4,516)	1,235	(3,281)
Income tax benefit (expense)	35	—	35	(36)	—	(36)
Net (loss) income	$(4,423)	$(1,194)	$(5,617)	$(4,552)	$1,235	$(3,317)
Other Comprehensive income (loss):
Net unrealized income (loss) on foreign exchange rate translation	—	29	29	—	(241)	(241)
Comprehensive (loss) income	$(4,423)	$(1,165)	$(5,588)	$(4,552)	$994	$(3,558)

EBITDA	$(3,348)	$(953)	$(4,301)	$(1,062)	$1,994	$932